Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-1767914
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
1125 N. Charles St.
Baltimore, Maryland 21201
(Address of principal executive offices) (Zip code)

MarketWise, Inc. 2021 Incentive Award Plan
MarketWise, Inc. Employee Stock Purchase Plan

Scott Forney
General Counsel
1125 N. Charles St.
Baltimore, Maryland 21201
(888) 261-2693
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Scott D. Fisher, Esq. Coy Garrison, Esq. Steptoe LLP 1114 Avenue of the Americas New York, New York 10036 (212) 506-3900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company” in Rule 12b-2 of the Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, MarketWise, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 1,742,896 additional shares of Class A common stock, par value $0.0001 per share (“Shares”), which includes:
i.1,630,554 Shares issuable under the Registrant’s 2021 Incentive Award Plan (the “2021 Plan”) as a result of the Amendment to the 2021 Plan (the “Amendment”), which was approved by the stockholders of the Registrant on June 12, 2025;
ii.74,865 Shares issuable under the 2021 Plan pursuant to the provisions providing for automatic annual increases in the number of shares of Common Stock reserved and available for issuance under the 2021 Plan; and
iii.37,477 Shares issuable under the MarketWise, Inc. 2021 Employee Stock Purchase Plan (the "2021 ESPP") pursuant to provisions providing for automatic annual increases in the number of shares of Common Stock reserved and available for issuance under the 2021 ESPP.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on September 27, 2021 (File No. 333-259822) to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents, which have been filed with the Commission by MarketWise, Inc. (the “Company”), pursuant to the Exchange Act are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:
(a)the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, including the description of the Company’s Common Stock contained therein, filed with the Commission on March 6, 2025 (including the information incorporated by reference therein by the definitive proxy statement on Schedule 14A, filed with the Commission on April 30, 2025);
(b)the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (File No. 001-39405);
(c)the Company’s Current Reports on Form 8-K filed with the Commission on February 28, 2025, March 27, 2025, March 20, 2025, March 31, 2025, May 27, 2025, June 13, 2025, and June 18, 2025 (each File No. 001-39405); and
(d)the description of the Company’s Common Stock contained in the prospectus included in the Company’s registration statement on Form 8-A (File No. 001-39405) filed with the Commission on July 21, 2021, pursuant to the Exchange Act, as updated by the description of the Company's Common Stock contained in Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2024 (File No. 001-39405) and as amended by any subsequently filed amendments and reports updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1	Certificate of Incorporation of MarketWise, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 28, 2021).
4.2
Certificate of Amendment to the Certificate of Incorporation of MarketWise, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report of Form 8-K, filed with the SEC on March 31, 2025).

4.3	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 333-39405), filed with the SEC on July 28, 2021).
4.4
Specimen Common Stock Certificate of MarketWise, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-4 (File No. 333-254720), filed with the SEC on May 28, 2021).

5.1*	Opinion of Steptoe LLP.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Steptoe LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1	2021 MarketWise, Inc. Incentive Award Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 28, 2021).
99.2	Amendment to the MarketWise, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 3.1 to the Company's Current Report of Form 8-K, filed with the SEC on June 18, 2025).
99.3	2021 MarketWise, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 28, 2021).
99.4
MarketWise, Inc. Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (Employees) (incorporated by reference to Exhibit 10.3 to the Registrant’s Periodic Report on Form 10-Q, filed with the SEC on November 9, 2023).

99.5
MarketWise Inc. Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (Non-Employee Directors) (incorporated by reference to Exhibit 10.4 to the Registrant’s Periodic Report on Form 10-Q, filed with the SEC on November 9, 2023).

99.6
MarketWise, Inc. Form of Restricted Stock Grant Notice and Restricted Stock Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Periodic Report on Form 10-Q, filed with the SEC on November 9, 2023).

99.7
MarketWise, Inc. Form of Stock Appreciation Right Grant Notice and Stock Appreciation Right Agreement (incorporated by reference to Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8, filed with the SEC on September 27, 2021).

99.8
MarketWise, Inc. Form of Stock Option Grant Notice and Stock Option Agreement (incorporated by reference to Exhibit 99.6 to the Registrant’s Registration Statement on Form S-8, filed with the SEC on September 27, 2021).

99.9
MarketWise, Inc.    Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8, filed with the SEC on September 27, 2021).

99.10
MarketWise, Inc. Form of Restricted Stock Grant Notice and Restricted Stock Agreement (incorporated by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form S-8, filed with the SEC on September 27, 2021).

107*	Filing Fee table

________________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland, on the 30th day of June, 2025.

MARKETWISE, INC.

By:	/s/ Erik Mickels
Erik Mickels
Chief Financial Officer
SIGNATURES AND POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Dr. David Eifrig and Erik Mickels acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on June 30, 2025 in the capacities indicated.

Signature	Title	Date

/s/ Dr. David Eifrig	Chief Executive Officer and Director	June 30, 2025
Dr. David Eifrig	(Principal Executive Officer)

/s/ Erik Mickels	Chief Financial Officer (Principal Financial and Accounting	June 30, 2025
Erik Mickels	Officer)

/s/ Porter Stansberry	Director	June 30, 2025
Porter Stansberry

/s/ Matthew Smith	Director	June 30, 2025
Matthew Smith

/s/ Glenn Tongue	Director	June 30, 2025
Glenn Tongue

/s/ Michael Palmer	Director	June 30, 2025
Michael Palmer

/s/ Van Simmons	Director	June 30, 2025
Van Simmons

/s/ Matthew Turner	Director and Chairman of the Board	June 30, 2025
Matthew Turner